                                                                     Exhibit 5.1

                         Testa, Hurwitz & Thibeault, LLP
                                 125 High Street
                                Boston, MA 02110

                                                           June 21, 2002

Concerto Software, Inc.
6 Technology Park Drive
Westford, MA 01886

         RE:  Registration Statement on Form S-3
              Relating to 116,192 shares of Common Stock

Dear Sir or Madam:

         We are counsel to Concerto Software, Inc., a Delaware corporation (the "Company"), and have represented the Company in connection with the preparation and filing of the Company's Registration Statement on Form S-3 (the "Registration Statement"), covering the resale to the public of up to 116,192 shares of the Company's common stock, $.10 par value per share (the "Shares"), by certain stockholders of the Company.

         We have reviewed the corporate proceedings taken by the Board of Directors of the Company with respect to the authorization and issuance of the Shares. We have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of all corporate records, documents, agreements or other instruments of the Company and have made all investigations of law and have discussed with the Company's officers all questions of fact that we have deemed necessary or appropriate.

         Based upon and subject to the foregoing, we are of the opinion that the Shares have been legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the Prospectus contained in the Registration Statement under the caption "Legal Matters."

                                             Very truly yours,

                                             /s/ Testa, Hurwitz & Thibeault, LLP


                                             Testa, Hurwitz & Thibeault, LLP